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                                                                   EXHIBIT 10.11

                                                                  Execution Copy



                         ____________________________

                         Technical Services Agreement

                         ____________________________




                                by and between

              Sohu ITC Information Technology (Beijing) Co. Ltd.

                                      and

                             Hikari Tsushin, Inc.





                                28 January 2000
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THIS TECHNICAL SERVICES AGREEMENT ("Agreement") is made on this 28th day of
January 2000 in Beijing, People's Republic of China ("PRC")

BY AND BETWEEN

Sohu ITC Information Technology (Beijing) Co. Ltd., with its registered address at Suite 519, Tower 2, Bright China Chang An Building, 7 Jianguomennei Avenue, Beijing 100005, PRC ("Party A")

AND

Hikari Tsushin, Inc., with its registered address at 23F Ohtemachi Nomura Building, 2-1-1 Ohtemachi, Chiyoda-ku, Tokyo 100, Japan ("Party B")

(Individually a "Party" and collectively the "Parties").



1.    DEFINITIONS
      -----------

     Unless otherwise stipulated, the following terms mentioned in this Agreement shall have the meanings set forth below:

     "Force Majeure"           Those events that are unforeseen, or, if
                               foreseen, reasonably unavoidable, and that arise due to the special nature of network technology and network media, effecting adversely the normal operation of networks.
                               Force Majeure includes the result of attacks by hackers, of technical adjustments made by the Beijing Telecommunications Administration, the temporary shutting down of networks due to government control (with written verification issued by the relevant authority), in addition to natural and human-caused disasters.

     "Impression"              The technical effect that results from a user
                               viewing an information banner posted on a web site.

     "Information Banner"      A message banner or similar type of placard
                               which is designed and displayed on Sohu's web
                               site in accordance with this Agreement, and
                               which is linked to
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                              Party B's designated web address and contains
                              information relating to Party B or its affiliates.

     "Number of Impressions"  A figure describing the number of views, within a given period of time, of Party B's Information Banners, as provided by the advertisement tracking statistics report system maintained by Party A.

     "Party B's Web Address"  The IP address or internal network address owned by Party B or its affiliates to which a given Information Banner is linked.

     "RMB"                    Renminbi, the official currency of the PRC.

     "Sohu Web Site"          A Chinese language web site that operates with the
                              approval of the post and telecommunications administrative department of China under the domain name "www.sohu.com".

     "USD" United States Dollar, the official currency of the United States of America.


2.   SCOPE OF SERVICES
     -----------------

     2.1 Party A shall provide to Party B technical services relating to its promotional activities on the Sohu Web Site in the following areas:

          (a)  Information Banners;
          (b)  Sponsorship of channels;
          (c)  Directories; and
          (d)  E-commerce platform.

     2.2 The technical services provided by Party A to Party B shall include but not be limited to the design, animation, production and posting of Information Banners for display on the Sohu Web Site, as well as the establishment of links between those Information Banners and Party B's Web Address.
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     2.3  Party A shall post Party B's Information Banners on the appropriate pages of the Sohu Web Site, in accordance with Party B's requirements and the terms set out in this Agreement.

     2.4 In providing the services described in Article 2.2 above, Party A shall, on Party B's request and in accordance with this Agreement, design and produce the necessary software, install and maintain such software and provide Party B with related technical consulting.

     2.5 Party A must obtain Party B's written acceptance of the design for any Information Banner produced by Party A before posting it on Sohu's Web Site. Should Party B provide its own design for an Information Banner, Party A's written acceptance of such must be obtained before the Information Banner in question may be posted on Sohu's Web Site.

     2.6 The Parties shall negotiate and determine separately details such as the position of an Information Banner and the minimum Number of Impressions, all of which shall be recorded in a form such as that provided in the Appendix hereto.

     2.7 If, due to operational requirements, Party A needs to amend the home page, catalogue pages or channels on the Sohu Web Site, and such amendment will result in changes to the Number of Impressions, or the position and size of an Information Banner, then it shall notify Party B in writing of its intended amendments fifteen (15) days in advance, specifying the revised Number of Impressions, position and size of the Information Banner. Party B shall, within ten (10) days of receiving the aforementioned notice, indicate its approval or disapproval of such in writing to Party A. If Party B fails to reply to Party A's notice within the stipulated period, it shall be deemed to have accepted the changes.

     2.8 In addition to the services described in Article 2.2 above, Party A may, upon Party B's request, assist Party B to collect information about network users or to conduct market surveys, including collecting information on potential customers and carrying out online surveys. The fees for such assistance shall be determined separately by the Parties.
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3.   TERM OF SERVICE
     ---------------

     The term of this Agreement shall be three years: 1 January 2000 to 31 December 2002. Any negotiations to extend this Agreement shall be completed sixty (60) days before its expiry.


4.   FEES
     ----

     4.1 As consideration for the services described in Article 2.2 above, Party B shall pay to Party A total service fees in RMB of an amount equivalent to USD [*] as set forth in the payment schedule below and at the median rate of exchange set by the People's Bank of China on the day of payment. These service fees are to be paid into a RMB account designated by Party A.



                         Year                                Amount
                        -----                               --------
                                                              (USD)

          (1 January 2000 - 31 December 2000)                  [*]
          (1 January 2001 - 31 December 2001)                  [*]
          (1 January 2002 - 31 December 2002)                  [*]


          The Parties agree to negotiate for a possible downward adjustment of fees in the event Party A fails to meet the minimum Number of Impressions.

     4.2 Party B shall, during the term of this Agreement, pay the RMB equivalent of USD [*] by wire transfer to a bank account designated by Party A within five (5) working days following each December 1, March 1, June 1 and September 1; provided, however, that Party A shall deliver an invoice to Party B requesting payment of such quarterly amount not less than fifteen (15) business days prior to the date on which payment is due; and provided further that Party B shall make an initial quarterly payment of the RMB equivalent of USD [*] within fifteen (15) days following date of this Agreement. Party A shall issue to Party B a receipt within five (5) days after receiving each payment from Party B. If Party B fails to effect payment of any installment of service fees in accordance with this Article 4.2, a penalty of 0.05 percent



* REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.
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          (0.05%) simple interest per day will be charged on the overdue amount.

     4.3 Party A shall offer to Party B fees for the services described under Articles 2.2 and 2.8 that are [*] to Party A's most preferred customers.

     4.4 Party A shall, during each year of the term of service, provide to Party B an amount of services corresponding to the fee of RMB equivalent of USD [*] ("Annual Service Quota"). Party B may, within the scope of the Annual Service Quota, give instructions to Party A from time to time requesting Party A to provide services described under Articles 2.1 to 2.7 above.

     4.5 If, during all but the final year of this Agreement, Party B cannot or does not exhaust the Annual Service Quota for that year, then the remaining amount may be carried forward to the next year, provided that such amount does not exceed 10% of the total Annual Service Quota in question.

     4.6 Party B shall use all available amount of each Annual Service Quota within the term of this Agreement. If any amount of Annual Service Quota remains unused upon the expiry of this Agreement, then Party B shall be deemed to have forfeited its right to such, and Party A shall have no obligation to reimburse Party B for the same.


5.   INFORMATION SECURITY AND CONFIDENTIALITY
     ----------------------------------------

     5.1 The ultimate responsibility for the content provided by Party B for its Information Banners shall rest with Party B, which shall also bear all corresponding legal liabilities.

     5.2 If Party A believes in its sole discretion that the content provided by Party B for an Information Banner violates PRC law or is otherwise inappropriate, then it reserves the right to refuse to provide services for that portion of the content or to request Party B to revise the Information Banner in question.

     5.3 Party A shall not be liable for any disputes, controversies or claims arising from or in connection with any content provided by Party B. Party B warrants that it shall indemnify Party A for all actual losses caused by any such disputes, controversies or claims.



* REDACTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.
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     5.4   Party A shall maintain as confidential all information relating to
           Party B's business activities with which it is provided by Party B for purposes of producing Information Banners, where such information is not already in the public domain. Similarly, Party B shall be responsible for maintaining as confidential any technical or commercial information relating to the Sohu Web Site that is not in the public domain.

     5.5 Notwithstanding the provisions of Article 5.4 above, neither Party shall be deemed to have breached this Agreement if it releases confidential information pursuant to a written agreement between the Parties, at the request of a government authority or where it is legally obliged to do so; provided that the receiving Party takes reasonable and lawful actions to avoid and/or minimise such disclosure and provides the other Party with prompt written notice of such request or requirement so that the other Party may seek a protective order or other appropriate remedy.

     5.6 Party A warrants that the Sohu Web Site will comply with all applicable laws and regulations and will not infringe third-party intellectual property rights, and will agree to indemnify Party B against any direct losses incurred as a consequence of any breach of this warranty.


6.   COPYRIGHT
     ---------

     6.1 Party B owns all rights to the information it provides to Party A and which is displayed on Sohu's Web Site on its behalf, as well as the copyright to the Information Banners.

     6.2 Party B hereby grants to Party A a non-exclusive, non-transferable, royalty-free right to use any of Party B's trade marks or logos that may be displayed in the Information Banners, solely as authorised and approved by Party B for the purpose of performing Party A's obligations hereunder. Party A acknowledges that Party B retains all rights, title and interest in and to such trademarks and logos. Except as expressly granted in this Agreement, Party A shall have no rights with respect to such trade marks and logos. Any and all uses of such trade marks and logos by Party A shall insure to the benefit of and be on behalf of Party B.
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7.   RIGHTS AND OBLIGATIONS OF PARTY A
     ---------------------------------

     7.1 Party A shall complete the design, production or posting of an Information Banner, as described in Article 2.2 above, within thirty
           (30) days after receiving all the relevant materials, characters, graphics and other necessary information from Party B, and according to a specific schedule for the Information Banner in question to be determined by both Parties through consultation.

     7.2 Party A shall maintain a complimentary advertisement tracking report system, so as to enable Party B to check free of charge the Number of Impressions of its Information Banners on a daily, weekly and monthly basis.

     7.3 Party A shall not be liable for any delays associated with the production and design of any Information Banner due to Party B's failure to pay Party A's service fees or to provide to Party A all necessary materials for the production and design of the Information Banner.


8.   RIGHTS AND OBLIGATIONS OF PARTY B
     ---------------------------------

     In accordance with Section 4 above, Party B shall pay to Party A on time and in full the service fees, and shall use its best efforts to exhaust the Annual Service Quota.


9.   LIABILITIES FOR BREACH OF THIS AGREEMENT
     ----------------------------------------

     9.1 If, at any time during the term of this Agreement, either Party breaches any material provisions hereof, then the other Party may request in writing that such breach be rectified. The Party in breach shall rectify such breach accordingly within fifteen (15) days of receipt of such written request.

     9.2 Where the Party in breach is unable to effect rectification within fifteen (15) days of receiving the other Party's written request to do so, then the other Party may terminate this Agreement immediately and request from the Party in breach compensation for all actual losses incurred as a result of that breach.

     9.3   If the Party not in breach terminates this Agreement pursuant to
           Article 9.2 above, the Party in breach shall pay to the Party not in breach a penalty amount equivalent to the standard quarterly
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             service fee referred to in Article 4.2 above for the year in question

10.  FORCE MAJEURE
     -------------

     10.1 If Party A is unable to perform all or part of this Agreement due to the occurrence of Force Majeure, then Party A shall notify Party B of such in writing. The performance of those provisions of this Agreement that are affected shall be suspended during the term and to the extent of the Force Majeure, including Party B's payment obligations to Party A.

     10.2 If Party B is unable to perform all or part of this Agreement due to the occurrence of Force Majeure, then Party B shall notify Party A of such in writing. The performance of those provisions of this Agreement that are affected shall be suspended during the term and to the extent of the Force Majeure, including Party A's payment obligations to Party B.


11.  NOTICES
     -------

     11.1 Any notices and communications between the Parties shall be made in writing in the English language and delivered by facsimile, e-mail, courier (including express courier service) or registered airmail letter.

     11.2 Unless changed by written notice, all notices and communications shall be sent to the appropriate correspondence addresses set forth below:

             If to Party A:

             Responsible Person:            Victor Koo

             Address:                       7 Jianguomennei Avenue
                                            Suite 519, Tower 2
                                            Bright China Chang An Building
                                            Beijing 100005, China

             Department:                    Corporate Development

             Telephone:                     6510-2160
             Facsimile:                     6510-2159
             E-mail:                        vkoo@itc.com.cn
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             If to Party B:

             Responsible Person:
             Address:



             Department:
             Telephone:
             Facsimile:
             E-mail:


     11.3 For notices or communications sent by facsimile, the time of receipt shall be deemed to be the exact time displayed in the corresponding transmission record, unless such facsimile is sent after 5:00 PM or on a non-business day in the place of receipt, in which case the date of receipt shall be deemed to be the following business day. For those sent by e-mail, the time of receipt shall be deemed to be as recorded in the e-mail message in question evidencing the receipt of the relevant message. For those sent by courier, the time of receipt shall be deemed to be the date that the receiving party signs for the document; For those sent by registered airmail, the date of receipt shall be deemed to be seven
             (7) days after the recorded date of dispatch.


12.  DISPUTE RESOLUTION AND GOVERNING LAW
     ------------------------------------

     12.1 The execution, performance and interpretation of this Agreement as well as the settlement of any related disputes shall be governed by the laws of the PRC. If there is no published and publicly available law in the PRC governing a particular matter relating to this Agreement, reference shall be made to common international commercial and/or industrial practice.

     12.2 All disputes arising out of or in connection with this Agreement shall be finally settled in Beijing conducted in the English language under the Rules of Arbitration of the International Chamber of Commerce by a panel of three (3) arbitrators appointed in accordance with the said Rules.

     12.3 All arbitration proceedings shall be conducted in English and a daily transcript of such proceedings shall be prepared in English.

     12.4 During arbitration, the Parties shall, to the extent possible, continue to perform the parts of this Agreement not under arbitration.


13.  MISCELLANEOUS
     -------------

     13.1 The headings contained herein are inserted for reference purposes only and shall not affect the meaning interpretation of any part of this Agreement.

     13.2 This Agreement may only be amended by a written instrument signed by the Parties.

     13.3 This Agreement shall be binding on the Parties and their successors and assignees. Neither Party may assign this Agreement without the prior written consent of the other Party.

     13.4 Failure or delay on the part of either Party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not be deemed as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

     13.5 A reference to a day herein refers to a calendar day. A reference to a business day herein refers to a day on which commercial banks are open for business in the PRC.

     13.6 This Agreement and the Appendix constitute the entire agreement between the Parties and supersede all prior discussions, negotiations and agreements between them. The Appendix forms an integral part of this Agreement and has the same legal effect as this Agreement. If there is any inconsistency between the provisions of this Agreement and the Appendix, the provisions of this Agreement shall prevail to the extent of the inconsistency.

     13.7 This Agreement is executed in two (2) original versions, in the English language, one (1) original version shall be retained by each Party.
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This Agreement is hereby concluded by both Parties on the date first set forth above.

For and on behalf of:


Party A:      Sohu ITC Information Technology (Beijing) Co. Ltd.

Signature:
Name:         Charles Zhang
Position:     Chairman and General Manager

Party B:

Signature:
Name:         Masahide Saito
Position:     Executive Managing Director